                                                                     EXHIBIT 4.3

THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THIS WARRANT CERTIFICATE.


                       WARRANTS TO PURCHASE COMMON STOCK
                         OF PHP HEALTHCARE CORPORATION

No. 1                                          Certificate for 500,150 Warrants


        This certifies that NationsBank, N.A., or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from PHP Healthcare Corporation, a Delaware corporation (the "Company"), one share of Common Stock, par value $0.01 per share, of the Company the "Common Stock"), at the exercise price (the "Exercise Price") of zero ($0.00) per share. This Warrant Certificate shall terminate and become void as of the close of business on October 31, 2007 (the "Expiration Date"); provided, however, that this
                                             --------  -------
Warrant Certificate may terminate and become void prior to the Expiration Date in the event of certain Merger Transactions (as defined below).

        This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of October 31, 1997 (the "Warrant Agreement"), between the Company and First Trust of New York, National Association, warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

        As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time or from time to time on or after October 31, 1997.

        In the event of a Merger Transaction, the Holder hereof will be entitled to receive shares of stock or other securities or other property (including any money) as it would have received had the Holder exercised its Warrants immediately prior to such Merger Transaction or, if applicable, the record date thereof.

        The number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

        All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

        In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified.

        The Company shall pay all taxes and other governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

        This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

        No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

        This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

        All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

        Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address: First Trust of New York, National Association, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Frank J. Gillhaus.

        This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: October 31, 1997


                                        PHP HEALTH CARE CORPORATION

                                        By: /s/ Anthony M. Picini
                                           -----------------------------------
                                           Name:  Anthony M. Picini
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


Countersigned:

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION


By:
    -------------------------------------
    Name:
    Title:

        This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: October 31, 1997


                                        PHP HEALTH CARE CORPORATION

                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:


Countersigned:

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION


By: /s/ Frank J. Gillhaus
    -------------------------------------
    Name:  Frank J. Gillhaus
    Title: Vice President

                    FORM OF REVERSE OF WARRANT CERTIFICATE

                          EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of Warrant)

to: PHP HEALTHCARE CORPORATION

        The Undersigned irrevocably exercises ____________ of the Warrants for the purchase of one share (subject to adjustment) of Common Stock, par value $0.01 per share, of PHP Healthcare Corporation, for the Warrants represented by the Warrant Certificate, on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement therin referred to, surrenders this Warrant Certificate and all right, title and interest therein to PHP Healthcare Corporation and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.



Date:-----------  --, 199_

                                                                           /1/
                                        -----------------------------------
                                        (Signature of Owner)


                                        -----------------------------------
                                        (Street Address)


                                        -----------------------------------
                                        (City)         (State)   (Zip Code)


                                        Signature Guaranteed by:


                                        ------------------------------------




_____________
/1/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

                              FORM OF ASSIGNMENT


        FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:




                                              SOCIAL SECURITY
                                                 OR OTHER
                                                IDENTIFYING
NAMES OF                                         NUMBER OF        NUMBER OF
ASSIGNEES       ADDRESS                         ASSIGNEE(S)       WARRANTS
---------       -------                       ---------------     ---------



and does hereby irrevocably constitute and appoint ____________________________ the undersigned's attorney to make such transfer on the books of ______________ ______________ maintained for that purpose, with full power of substitution in the premises.


Date: _________ __, 199__

                                      ______________________________________/2/
                                      (Signature of Owner)


                                      ______________________________________
                                      (Street Address)


                                      ______________________________________
                                      (City)            (State)   (Zip Code)


                                      Signature Guaranteed By:


                                      ______________________________________








____________
/2/ The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.